UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2014
Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Level 3 Communications, Inc. (“Level 3” or “we” or “us” or “our”) held its 2014 annual meeting of stockholders on May 22, 2014.  At the meeting, stockholders present in person or by proxy voted on the matters described below. The votes noted below are the final voting results.

There were 237,171,332 of our common stock entitled to vote at the 2014 annual meeting and a total of 191,158,428 shares (approximately 80.60% of the outstanding common stock) were represented at the meeting in person or by proxy.

1.
Election of Directors: Stockholders elected each of the 11 directors named below to our Board of Directors (our “Board”) to hold office until the annual meeting of stockholders in 2015 or until his successor is elected and qualified, based on the following votes:

Name	For	Withheld	Broker Non Votes
Jeff K. Storey	190,054,041	1,104,387	0
General Kevin P. Chilton	188,103,402	3,055,026	0
Admiral Archie R. Clemins	183,820,702	7,337,726	0
Steven T. Clontz	190,121,365	1,037,063	0
Admiral James O. Ellis, Jr.	189,985,191	1,173,237	0
T. Michael Glenn	188,686,731	2,471,697	0
Richard R. Jaros	189,604,837	1,553,591	0
Michael J. Mahoney	189,940,338	1,218,090	0
Peter Seah Lim Huat	184,069,418	7,089,010	0
Peter van Oppen	188,662,100	2,496,328	0
Dr. Albert Yates	189,930,162	1,228,266	0

2.	To approve the named executive officer compensation, which vote is on an advisory basis.

For	Against	Abstain	Broker Non Votes
187,364,398	2,671,887	1,122,143	0

Item 8.01. Other Matters

Effective May 22, 2014, the Board of Director of Level 3 selected James O. Ellis Jr. as Chairman of the Board and selected Peter van Oppen as the chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By: /s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: May 23, 2014

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